PDL

37th Annual Cowen Health Care Conference

March 8, 2017

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

PDL

Mission

Mission

PDL BioPharma seeks to provide a significant return for its shareholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotech, pharmaceutical and medical device industries.

PDL

Overview

PDL Today

Specialty Pharma	○ Noden Pharma DAC investment, an Irish domiciled specialty pharma, ultimately resulting in ~88% ownership. ○ Tekturna® and Tekturna HCT® in US and Rasilez® and Rasilez HCT® in the rest of world. ○ These are the only approved direct renin inhibitors, either as monotherapy (Tekturna and Rasilez) or combination with a diuretic (Tekturna HCT and Rasilez HCT), for the treatment of hypertension, typically third line therapy. ○ Acquired from Novartis which had worldwide sales of $154 million in 2015 and $73 million in 1H16. ○ Limited promotional activities for last 4 years. ○ Noden sales of 40 reps and 4 district managers began commercializing in US in late February 2017.
Royalty & Debt Deals	○ Four debt deals representing deployed and committed capital of $268 and $308 million, respectively: Lensar, Direct Flow Medical, kaléo, and CareView. ○ Seven royalty transactions representing deployed and committed capital of $496 and $537 million, respectively: Depomed, VB, University of Michigan, ARIAD, Kybella and AcelRx. ○ One hybrid royalty/debt transaction representing deployed and committed capital of $44 million: Wellstat Diagnostics. ○ Five completed deals with average annualized internal rate of return of 18.4%.

PDL Future

Specialty Pharma	○ Acquiring additional specialty pharma products for Noden Pharma DAC. ○ Significant focus. ○ Using proceeds from completed deals to fund new product acquisitions.
Royalty & Debt Deals	○ Fewer royalty transactions and still fewer debt transactions.

Experienced Leadership

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP, Business Development

Steffen Pietzke
Controller & Chief Accounting Officer

Nathan Kryszak
Senior Counsel

Board of Directors

Paul Edick

David Gryska

Jody Lindell

John McLaughlin

Samuel Saks, M.D.

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Leadership Team with a Track-Record of Success

PDL

PDL

NODEN PHARMA

Hypertension

- Chronic condition with serious long-term cardiovascular implications which affects about 29% of the US adult population = *78 million in US alone*.
- Majority of hypertension diagnosis and management occurs in primary care setting (PCP) with rare referrals when there are severe co-morbidities or suspected secondary causes.
- ACEs (angiotensin converting enzyme) and ARBs (angiotensin receptor blocker) are typically first and second line therapies.
- Tekturna is deemed to be an alternative to ACEs and ARBs, especially in ACE/ARB intolerant patients.
  - ~12% are intolerant of both ACEs and ARBs = *9.3 million in US alone*.

PDL

Tekturna Products in Noden

US

- **Tekturna® - aliskiren is a direct renin inhibitor for the treatment of hypertension that reduces plasma renin by inhibiting the conversion of angiotensinogen to angiotensin I.**
  - Not for use with ACEs or ARBs in patients with diabetes or renal impairment.
  - Approved in US in 2007.
- **Tekturna HCT® - combination of aliskiren and hydrochlorothiazide, a thiazide diuretic, for the treatment of hypertension in patients not adequately controlled by monotherapy and as initial therapy in patients likely to need multiple drugs to achieve their blood pressure goals.**
  - Not for use with ACEs and ARBs in patients with diabetes or renal impairment and not for use in patients with known anuria or hypersensitivity to sulfonamide derived drugs.
  - Approved in US in 2009.

Ex-US

- **Rasilez® - trade name for Tekturna outside the US.**
  - Approved in EU in 2007.
- **Rasilez® HCT - trade name for Tekturna HCT outside the US.**
  - Approved in EU in 2009.

Tekturna Products Labeling

For full prescribing information for Tekturna and Tekturna HCT, please visit: www.tekturna.com.

PDL

Tekturna: Efficacy Profile

- Randomized, double-blind, placebo controlled studies in patients.
- 2,730 patients administered doses of 75-600 mg of Tekturna and 1,213 patients on placebo.
  - Clinical effects seen at approved doses of 150 mg and 30 mg.

Study	Placebo Mean Change	150 mg Placebo Subtracted	300 mg Placebo Subtracted
1	2.9/3.3	5.9/4.5*	11.2/7.5*
2	5.3/6.3	6.1/2.9*	10.5/5.4*
3	10/8.6	2.1/1.7	5.1/3.7*
4	7.5/6.9	4.8/2*	8.3/3.3*
5	3.8/4.9	9.3/5.4*	10.9/6.2*
6	4.6/4.1	--	8.4/4.9†

* p value less than 0.05 versus placebo by ANCOVA with Dunnett's procedure for multiple comparisons.
† p value less than 0.05 versus placebo by ANCOVA for pairwise comparison.

PDL

Tekturna: Safety Profile

- Safety data in more than 6,460 patients, including 1,740 treated for longer than 6 months and more than 1,250 treated for longer than 1 year.
- Discontinuation of therapy due to clinical adverse event occurred in 2.2% of Tekturna treated patients compared to 3.5% of placebo treated patients.
- Cough: rates of cough in Tekturna treated patients were about one-third to one-half of the rates in ACEs arms in active-controlled trials.
- Seizures: single episodes of tonic-clonic seizures with loss of consciousness reported in 2 Tekturna treated patients.

Data from Clinical Trials

Tekturna: Safety Profile

Placebo-Controlled Trials		
Adverse Event	Tekturna (%)	Placebo (%)
Edema	0.4	0.5
Diarrhea	2.3	1.2
Cough	1.1	0.6
Rash	1.0	0.3
Elevated Uric Acid	0.4	0.1
Gout	0.2	0.1
Renal Stones	0.2	0.0

Selected AE's in Patients with Type 2 Diabetes and Chronic Kidney Disease, CV Disease, or Both				
Adverse Event	Tekturna (n=4272)		Placebo (n=4285)	
	SAEs	AEs	SAEs	AEs
Renal Impairment	5.7	14.5	4.3	12.4
Hypotension	2.3	19.9	1.9	16.3
Hyperkalemia	1.0	38.9	0.5	28.2

Tekturna is contraindicated for use with ACEs and ARBs in patients with diabetes or renal impairment

PDL

Tekturna HCT: Efficacy

	ASTRIDE Study	ATTAIN Study	ACTION Study	ACQUIRE Study
Study Design	Aliskiren HCT compared to amlodipine in patients with Stage 2 systolic hypertension and diabetes mellitus	Aliskiren HCT vs. ramipril in obese patients (BMI ≥30 kg/m^2) with Stage 2 hypertension	Aliskiren HCT in older patients with Stage 2 hypertension	Aliskiren alone vs. Aliskiren HCT in patients with lower ranges of Stage 2 hypertension
Patient Population	Type 2 diabetes patients with SBP 160 mm Hg to <200 mm Hg	Obese patients with SBP 160 mm Hg to <200 mm Hg	Patients ages ≥55 with SBP 160 mm Hg to <200 mm Hg	Patients with SBP 160 to <180 mm Hg
# of Patients	860	386	451	688
Mean change from baseline with aliskiren/HCT 300/25 mg, mm Hg				
SBP	-28.8 (week 8)	-28.1 (week 8)	-29.9 (week 4)	-31.2 (week 12)
DBP	-9.9 (week 8)	-10.1 (week 8)	-9.3 (week 4)	-12.9 (week 12)
Mean change from baseline with aliskiren 300 mg, mm Hg				
SBP	--	--	--	-22.5 (week 12)
DBP	--	--	--	-9.2 (week 12)

PDL

Tekturna HCT: Safety

- Safety data in more than 2,700 patients.
- In placebo controlled trials, discontinuation of therapy due to clinical AE occurred in 2.7% of Tekturna HCT treated patients compared to 3.6% of placebo patients.

Placebo-Controlled Trials		
Adverse Event	Tekturna HCT (%)	Placebo (%)
Dizziness	2.3	1.0
Influenza	2.3	1.6
Diarrhea	1.6	0.5
Cough	1.3	0.5
Vertigo	1.2	0.5
Asthenia	1.2	0.0
Arthralgia	1.0	0.5

PDL

Tekturna: Market Research

- **Novartis**
  - No active sales or marketing efforts with respect to Tekturna products for last 3 years.
- **Market Research**
  - 21 in-depth qualitative interviews with PCPs, cardiologists, hypertension specialists, and payers.
  - 209 participated in quantitative survey of PCPs, cardiologists and hypertension specialists.
- **Key Findings**
  - Most physicians believe Tekturna can be a useful drug for hypertension management for those who cannot tolerate ACEs and ARBs.
  - Both qualitative and quantitative findings indicate that physicians appear to be open to prescribing more Tekturna and Tekturna HCT for their hypertension patients.
  - Reviewing a detailed product profile for Tekturna in the qualitative survey increased physician estimates for the future use.
  - Such promotional efforts could increase the number of Tekturna treated patients.

Noden Pharma Entities

- **Noden DAC**
  - Domiciled in Ireland.
  - Expected to be a tax efficient structure.
  - Responsible for development and commercialization activities worldwide.
  - Responsible for bulk tablet manufacture worldwide and fill-and-finish ex-US.
- **Noden US**
  - Domiciled in Delaware.
  - Responsible for commercialization in US.
  - Responsible for fill-and-finish in US.
- **PDL**
  - Currently 98.8% ownership of Noden.
  - Noden financials consolidated with PDL financials.

Transition from Novartis

Commercialization

- **US**
  - Novartis distributing through September 30, 2016 and Noden receiving a transfer of profit.
  - Noden USA assumed commercialization responsibilities on October 5, 2016.
  - Noden USA fielded a dedicated contract sales force of ~40 reps and 4 district managers in late February 2017 – this is the first promotional effort in 4 years.
- **Ex-US**
  - Novartis distributing until transfer of marketing authorizations (projected 1H17) and Noden receiving a transfer of profit.
  - Noden DAC assuming commercialization responsibilities after marketing authorization transfer.
  - Focus on most of EU, Canada and Switzerland with either deregistration or licensing or distributor in other potentially important territories, such as Japan and Latin America.

Manufacturing

- Novartis to supply API while Noden seeks third party manufacturer but no later than November 2020.
- Novartis to supply tableted product and finished product while Noden seeks third party manufacturer but no later than June 2019 except for US where Noden has already assumed packaging and labeling responsibilities.

PDL

Noden Team

- **CEO**
  - Elie Farah, previously CEO and President of Merus Labs and Transition Therapeutics, Director of M&A at Boehringer Ingelheim.
- **COO**
  - Alan Markey, previously Managing Director of Baxter Healthcare Limited (Ireland), Assistant VP for Enbrel - EU.
- **Head of Sales and Marketing US**
  - Michael McCann, previously head of US Cardiovascular at Sanofi Genzyme, VP of Global Strategic Marketing for Cardiovascular.
- **Head of Manufacturing/Logistics**
  - Maria Sanchez, previously Global Product Supply New Product Development Project Lead at Bayer.
- **Head of Regulatory Affairs and Pharmacovigilance**
  - Ronan Donelan, previously Global Head of Regulatory Science at Quintiles with over 30 years of experience.

PDL

Novartis/Tekturna Deal

- **Total Potential Size**
  - Up to $334 million.
- **Closing Payments**
  - $110 million to Novartis.
- **First Anniversary**
  - $89 million due to Novartis.
- **Milestones**
  - Up to $95 million based on sales levels and generic competition.
- **Financing**
  - Combination of equity and debt financing.

Tekturna IP

- **Tekturna is protected by multiple patents covering composition of matter, pharmaceutical formulation and methods of manufacture.**
- **United States**
  - Composition of matter protection to 2018 for Tekturna; listed in the Orange Book; possible extension for 6 months with successful completion of pediatric testing requirements.
  - Composition of matter protection until 2022 for Tekturna HCT.
  - Formulation protection until 2026 for Tekturna; listed in the Orange Book.
  - Formulation protection until 2028 for Tekturna HCT; listed in the Orange Book.
  - Methods of manufacture protection until at least 2021.
    - Paragraph IV filings in 2013 are directed to the formulation patents in the Orange Book.
      - No approved ANDA applications in the United States to date.
- **Europe and ROW**
  - Composition of matter protection until 2020 in Europe.
  - Formulation protection until 2025 for Tekturna and 2027 for Tekturna HCT, where granted.
  - Method of manufacture protection at least until 2021 where granted.
- **Know-How**
  - Noden also acquired Novartis' Know-How which is necessary for economical manufacture of the products.

PDL

Business Update

Share Repurchase

- PDL will repurchase up to $30 million worth of its common stock.
- Time frame for share repurchases are from now through March 2018.
- Purchases may be made in open-market transactions, block transactions on or off an exchange, in privately negotiated transactions, or other means as determined by PDL's management.

PDL

Investments Update

On-Going

- **AcelRx**
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This is a royalty transaction for $65 million that was entered into on September 18, 2015. PDL acquired 75% of the royalty that Grünenthal pays to AcelRx for rights to commercialize Zalviso in European Union, Switzerland and Australia. As part of the transaction, PDL also receives 80% of the first four commercial milestones. PDL's right to receive the above payments runs until the earlier of: (i) PDL receives three times the cash paid to AcelRx or $195 million; or (ii) the expiration of the licensed patents. PDL believes that the licensed patents will expire in January 2032.
  - Zalviso is a combination drug (sufentanil) and device product used the for the treatment of moderate-to-severe post-operative pain in the hospital setting. Sufentanil is a synthetic opioid drug that is more potent than its parent drug, fentanyl, and much more potent than morphine.
- **Update**
  - Zalviso was approved by the European Union in September 2015 and Grünenthal launched the product in the second quarter of 2016. PDL began receiving royalties on the product in the third quarter of 2016.

PDL

On-Going

- AcelRx
- **ARIAD**
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This is a royalty transaction for $100 million in exchange for a 2.5% royalty on worldwide sales on Iclusig through July 2015, increasing to 5% through the end of 2018 and to 6.5% thereafter. There is also a backup royalty on brigatinib. The duration of these royalties is until December 31, 2033 unless repurchased sooner. Further, there is a make whole provision requiring that PDL receive one times its funding by the fifth anniversary. When this agreement was entered into in July 28, 2015, it allowed Ariad to draw up to a total of $200 million but was subsequently amended.
  - Ariad has a call to repurchase the royalty rights at any time and PDL has a put upon the occurrence of a change of control.
  - Iclusig is approved for the treatment of chronic myeloid leukemia and Philadelphia chromosome–positive acute lymphoblastic leukemia. Approval of Brigatinib is being sought for the treatment of anaplastic lymphoma kinase positive (ALK+) non-small cell cancer (NSCLC).
- **Update**
  - In January 2017, Takeda announced its intent to acquire ARIAD. The acquisition was consummated on February, 16, 2017 and we exercised our put option on the same day, which will result in payment to us of a 1.2x multiple of the $100.0 million funded by us under the ARIAD Royalty Agreement, less royalty payments already received by us. We have received $9.3 million of royalty payments through December 31, 2016.
- **Return**
  - The estimated pre-tax return on this transaction is approximately 18%.

Concluded

- AcelRx
- ARIAD
- **Avinger**
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This was a debt transaction for $20 million entered into on April 18, 2013. Avinger used the proceeds to support the commercialization of its approved luminvascular catheter used to clear total blockages in vessels in the leg and to support development of its then unapproved luminvascular atherectomy device used to clear partial blockages in vessels in the leg. The interest rate on the monies advanced was 12%.
  - In addition, PDL received a low, single digit royalty on Avinger's net revenues through April 2018.
- **Conclusion**
  - On September 22, 2015, Avinger prepaid the debt in whole, including prepayment fees, for $21.4 million. The effect of this prepayment was to reduce the low, single digit royalty on Avinger's net sales by 50% effective as October 2015 and subject to certain minimum payments.
- **Return**
  - The pre-tax return on this transaction, including forecasted cash flows from the on-going royalty through April 2018, is 19.3%.

Concluded

- AcelRx
- ARIAD
- Avinger
- **AxoGen**
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This transaction was a hybrid royalty/debt transaction for $20.8 million entered into in October 2012 and secured by the assets of AxoGen. PDL received a combination of interest payments and royalties on sales of AxoGen products.
  - In August 2013, PDL purchased 1,166,666 shares of AxoGen common stock at $3.00 per share.
  - AxoGen manufactures and commercializes products used to bridge gaps in severed nerves as well as to protect the reconnected nerves, which gaps can occur as a result of trauma or certain surgical procedures and can impair muscle control and feeling in the affected area of the body.
- **Conclusion**
  - In November 2014, AxoGen paid $30.3 million to PDL which constituted full repayment and PDL bought 643,382 shares of AxoGen common stock at $2.72 per share for a total of $1.7 million.
- **Return**
  - The pre-tax return in this transaction, including gains on the sale of AxoGen common stock at various points in time, is 24%.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- **CareView**
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This is a debt transaction for $20 million that was entered into on June 26, 2015 and was funded on October 5, 2015 upon the attainment by CareVIew of a specified milestone. This tranche has a five-year maturity and pays interest at 13.5% quarterly in arrears. There is the possibility of a second tranche of $20 million upon the attainment of a milestone relating to the placement of CareView systems by June 30 2017, which seems unlikely to be achieved.
  - As part of the transaction, PDL received a warrant to purchase approximately 4.4 million shares of common stock of CareView at exercise price of $0.45, which exercise price was reduced to $0.40 per share in a subsequent amendment to the agreement that also modified certain definitions.
  - The CareView system provides video and virtual bed rails to passively monitor hospital patients at risk of falling.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- **Depomed**
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This is a royalty transaction for $240.5 million entered into on October 18, 2013 in which PDL acquired the rights to royalties and milestones on five products for type 2 diabetes: Glumetza (extended-release metformin), which is approved and commercialized by Valeant; Janumet XR (DPP-IV inhibitor + extended-release metformin), which is approved and commercialized by Merck; Jentadueto XR (DPP-IV inhibitor + extended-release metformin), which is approved and commercialized by Boehringer Ingelheim and Eli Lilly; Invokamet XR (SGLT2 inhibitor + extended-release metformin), which is approved and commercialized by Janssen; Synjardy XR (SGLT2 inhibitor + extended-release metformin), which is approved and commercialized by Boehringer Ingelheim and Eli Lilly; and LG Life Sciences and Valeant for sales of extended–release metformin in Korea and Canada, respectively.
  - PDL receives all royalties and milestone payments until it has received 2x or $481 million after which all payments are split between PDL and Depomed. The agreement terminates on the third anniversary following the latter of: (i) October 25, 2021; or (ii) no royalty payments are payable under any license agreement.
- **Update**
  - To date, we have received $206.6 million of the $240.5 million advanced.
  - Glumetza: 50% of net sales less COGS until the termination of the Depomed agreement which we estimate could be late 2029. PDL is auditing Valeant.
  - Janumet XR: Very low single digit royalty on ex-US net sales which ends in September 2018.
  - Jentadueto XR: In May 2016, FDA approved Jentadueto XR and PDL received a $6 million milestone payment. PDL royalty is low to mid-single digit range which we expect to expire in 2026.
  - Invokamet XR: In September 2016, FDA approved Invokamet XR and PDL received a $5 million milestone payment. PDL royalty is low to mid-single digit range which we expect to expire in 2023.
  - Synjardy XR: In December 2016, FDA approved Synjardy XR and PDL received a $6 million milestone payment. PDL royalty is low to mid-single digit range which we expect to expire in 2026.

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- **Direct Flow**
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This a debt transaction for a total of $58 million that was entered into on November 5, 2013. PDL provided tranches of $35 million, $15 million, $5 million, $1.5 million, $1.5 million and $1.0 million on November 2013, November 2014, January 2016, July 2016, September 2016 and November 2016, respectively.
  - The loans made in 2016 provided funding for the company while it sought to raise additional equity, an effort that proved to be ultimately unsuccessful.
  - Direct Flow Medical has a transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication, and was developing a transcatheter mitral valve system.
- **Update**
  - In January 2017, PDL ran a foreclosure process through which PDL assumed control of most of DFM's assets on January 20, 2017.
  - In 2016, PDL wrote off approximately $51 million of the $61 million owed by DFM (principal + interest owed). This offset $18 million in taxes that would have otherwise been due.
  - In 1Q17, PDL concluded a ~$7.45 million in transactions with a Chinese pharmaceutical company for rights to DFM assets in China.
  - PDL has commenced a process to monetize the assets of DFM outside of China.

PDL

Concluded

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- **Durata**
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This was a debt transaction for $40 million entered into on October 31, 2013 with $25 million advanced at signing and a second tranche of $15 million advanced on May 27, 2014 upon US approval of Durata's antibiotic, dalbavancin. The interest rate on the first trance was 14.0% which dropped to 12.75% upon the approval of dalbavancin.
- **Conclusion**
  - On November 17, 2014, PDL was paid $42.7 million constituting full repayment of all sums owed including change in control and prepayment fees. The repayment was made in connection with the acquisition of Durata by Actavis plc.
- **Return**
  - The pre-tax return in this transaction is 20.5%.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- **kaléo**
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This is a debt transaction for $150 million that was entered into on April 1, 2014. These secured notes bear interest at 13% per annum. The principal balance is repaid to the extent that the royalties exceed the quarterly interest payment and is subject to quarterly payment cap. Royalties are 20% of net sales of Auvi-Q and 10% of net sales of Evzio. The final maturity of the notes is June 2029, although kaléo has the right to redeem the notes at any time subject to a redemption premium.
  - Auvi-Q is a drug and device combination product in which the compact device uses an automatic needle retractor and voice instructions to assist in the proper delivery and administration of epinephrine to patients suffering severe allergic reactions, such as anaphylactic shock to peanuts. Evzio is similar except the drug delivered is naloxone which is used to counteract the effects of an opioid overdose, such as respiratory depression which can lead to death. Evzio is manufactured and commercialized by kaléo which has a dedicated sales force for this product.
- **Update**
  - kaléo has continued to make all payments due in a timely manner.
  - Kaléo relaunched the product in mid-February with its own dedicated sales force following the return of product rights from Sanofi which was licensed to make and sell Auvi-Q but voluntarily recalled it due to a manufacturing defect.

PDL

On-Going

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This is a royalty transaction for $9.5 million that was entered into on July 8, 2016. There is the potential for additional payments of up to $1 million depending on the attainment of certain product sales targets. PDL acquired the rights of an individual to receive certain royalties on sales of Kybella by Allergan. This agreement extends until February 5, 2025.
  - Kybella was approved in the United States on April 29, 2015 for the treatment of adults with moderate-to-severe submental fat, which is fat below the chin.
- **Update**
  - PDL began to receive royalty payments in the third quarter of 2016.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- **Lensar**
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- Wellstat Diag.

- **Background**
  - This is a debt transaction with payment of an initial tranche of $40 million as of the time that the agreement was entered into on October 1, 2013. During the middle of 2015, PDL made two advancements to Lensar of $8.5 million and $1.3 million on May 12, 2015 and September 30, 2015, respectively. while Lensar explored its strategic alternatives.
  - On November 15, 2015, a subsidiary of Alphaeon and Lensar entered into a purchase agreement whereby the Alphaeon subsidiary acquired certain of the assets and liabilities of Lensar. The subsidiary of Alphaeon assumed $42 million worth of Lensar's outstanding debt and issued 1.2 million shares of Alphaeon's Class A stock to PDL.
  - Lensar is a medical device company. Its product is a femtosecond laser for refractive cataract surgery which uses augmented reality to provide superior imaging of the patient's eye allowing efficient, precise and better placed corneal incisions. The Lensar Laser System is approved in most major countries. In addition to the hard assets of the Lensar Laser System, its installed base of systems and customers, its patents and know-how and its people, Lensar has approximately $135 million in net operating losses.
- **Update**
  - In December 2016, Lensar (i) re-acquired those assets and liabilities from the Alphaeon subsidiary and assumed the outstanding obligations under the PDL credit agreement and (ii) filed for Chapter 11 bankruptcy, with PDL's support. If approved by the bankruptcy report, PDL will exchange a portion of its debt for 100% of Lensar's equity and Lensar will operate as a subsidiary of PDL thereafter. PDL expects that this proceeding will be concluded in 2Q 17.

PDL

Concluded

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This transaction was a debt facility for $55 million entered into in February 2014 and secured by the assets of Merus Labs.
  - Merus Labs used the funds to support the commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.
- **Conclusion**
  - In September 2013, Merus Labs repaid PDL in full plus certain prepayment fees resulting in a pre-tax return of 15.1%.
- **Return**
  - The pre-tax return in this transaction is 15.1%.

PDL

Concluded

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This was a debt transaction entered into on February 14, 2014 with $50 million advanced as of signing and an additional $4 million under a modification of the original loan agreement in October 2015. The interest rate on the debt facility was 13.0% per annum, payable quarterly in arrears.
  - Paradigm Spine used the proceeds from the debt facility to support the commercialization of Coflex, its medical device used in the treatment of certain spinal conditions.
- **Conclusion**
  - On August 29, 2016, Paradigm Spine paid $57.4 million to PDL in full repayment of the debt, including prepayment fees.
- **Return**
  - The pre-tax return in this transaction is 15.5%.

PDL

On-Going

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This is a royalty transaction for $65.6 million that was entered into on November 6, 2014. PDL acquired 75% of the royalties due to the University of Michigan under its license agreement with Genzyme, a subsidiary of Sanofi. The term of this agreement runs until patent expiration, excluding any extension of the term of the patent. PDL estimates that the patent will expire in April 2022. Sanofi manufactures and commercializes Cerdelga, the sales of which generate the royalties due to the University of Michigan, 75% of which were acquired by PDL.
  - Cerdelga is an oral therapy for adult patients with Gaucher disease type 1, a rare genetic disorder which results in insufficient production of an enzyme. Prior to Cerdelga's approval, most patients with Gaucher disease type 1 required weekly infusions of an enzyme to treat this condition.
- **Update**
  - Cerdelga is approved in most major countries, although pricing and reimbursement decisions have lagged behind approvals in certain countries in the European Union in particular.

PDL

On-Going

AcelRx
ARIAD
Avinger
AxoGen
CareView
Depomed
Direct Flow
Durata
kaléo
Kybella
Lensar
Merus Labs
Paradigm Spine
U. of Michigan
Viscogliosi Bros.
Wellstat Diag.

- **Background**
  - This is a royalty transaction for $15.5 million entered into on June 26, 2014. PDL acquired all of the royalties payable on sales of the spinal implant, Coflex, of Paradigm Spine accruing after April 1, 2014 until such time as PDL has received 2.3 times the cash advanced or $36.5 million, after which all of the royalty rights revert to the Viscogliosi Brothers.
  - In addition, the Viscogliosi Brothers have the right to repurchase the royalty for a specified amount up to and including June 26, 2018.
  - For additional information on Coflex, the spinal implant of Paradigm Spine, please see that transaction.

PDL

On-Going

- AcelRx
- ARIAD
- Avinger
- AxoGen
- CareView
- Depomed
- Direct Flow
- Durata
- kaléo
- Kybella
- Lensar
- Merus Labs
- Paradigm Spine
- U. of Michigan
- Viscogliosi Bros.
- **Wellstat Diag.**

- **Background**
  - This is a hybrid royalty/debt transaction for $44 million initially entered into on November 2, 2012. PDL acquired from the Wohlstadters, the equity owners of Wellstat Diagnostics, the right to receive quarterly interest payments at the rate of 5% per annum (payable in cash or in kind) plus a low double digit royalty rate on Wellstat Diagnostics net revenues upon commercialization of its products. In January 2013, PDL was informed that Wellstat Diagnostics had breached the loan agreement by using funds contrary to the terms of said loan agreement. In January 2013, PDL sent a notice of default and accelerated all amounts due. Since that time, there have been a number of modifications to the original loan documents, the appointment of a receiver to protect the assets of Wellstat Diagnostics, the filing of court actions to protect PDL's interests and the advancement of certain sums by PDL during a process to sell Wellstat Diagnostics. These events are detailed in PDL's most recent SEC filings.
  - Carrying value of the loan is $50.2 million and is based upon the available collateral from Wellstat and its guarantors.
- **Update**
  - Judge ruled in favor of PDL in a court action commenced to collect from related entities who are guarantors of the loan but Wellstat appealed the ruling and the appellate court reversed decision of the lower court on procedural grounds. As a result, the litigation has been returned to the lower court in NY to proceed on PDL's claims as a plenary action.
  - PDL has commenced a non-judicial foreclosure process to collect on the sale of certain Virginia real estate assets owned by the guarantors of the loan.

PDL

Royalty Acquisitions

Product	Licensee	Counterparty	Royalties Until (1)	Investment	Cash Received to date (2)
Glumetza metformin HCl	Depomed	Valeant Pharmaceuticals International, Inc.	indefinite		
Janumet XR (sitagliptin and metformin HCl extended-release)	Depomed	Merck Be well	6/2018		
Jentadueto XR	Depomed	Boehringer Ingelheim, Lilly	5/2026	$240.5M	$206.6M
Invokamet XR canagliflozin/metformin HCl extended-release tablets	Depomed	Janssen	9/2023		
Synjardy XR (empagliflozin/metformin HCl) tablets	Depomed	Boehringer Ingelheim, Lilly	12/2026		
Iclusig (ponatinib) tablets 45 mg, 15 mg	Ariad	Ariad	Payoff	$100.0M	$9.3M
Cerdelga (eliglustat) capsules	University of Michigan	Sanofi Genzyme	4/2022	$65.6M	$4.6M
Zalviso Sufentanil Self-Managed Delivery System	AcelRx Pharmaceuticals, Inc.	Grunenthal	1/2032 or 3X investment	$65.0M	<$0.1M
coflex	VB Viscogliosi Bros., LLC	Paradigm Spine	Until $36.7MM	$15.5M	$3.4M
kybella	Inventor	Allergan	2/2025	$9.5M	<$0.1M

(1) Expected dates based upon current agreements and patent expiry estimates.
(2)) As of 9/30/2016

PDL

Investment Track Record

Deal	Transaction Date	Transaction Maturity Date	Total Committed (in millions)	Amount Invested (in millions)	Cash Received by PDL (in millions)	1x Cash Return (Years)	Cash Return (Money Multiple)	Pre-Taxed IRR %
Merus Labs	Jul-2012	Sep-2013	$ 55.0	$ 54.6	$ 60.2	1.2	1.1	15.1%
AxoGen [1]	Oct-2012	Nov-2014	20.8	26.4	40.0	2.2	1.5	24.0%
Durata	Oct-2013	Nov-2014	70.0	40.0	46.4	1.0	1.2	20.5%
Avinger [2]	Apr-2013	Sep-2015	20.0	19.9	29.8	2.4	1.5	19.3%
Paradigm Spine	Feb-2014	Aug-2016	75.0	53.4	72.6	2.5	1.4	15.5%
Total			**$ 240.8**	**$ 194.3**	**$ 249.0**	**1.8**	**1.3**	**18.4%**

1. Includes equity transactions
2. Includes actual/forecasted cash flows from royalty portion of transaction

PDL

PDL

Financials

Fourth Quarter 2016 Financials

(In thousands, except per share amounts) (unaudited)	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Royalties from Queen et al. patents	$ 15,513	$ 121,240	$ 166,158	$ 485,156
Royalty rights - change in fair value	28,068	49,069	16,196	68,367
Interest revenue	5,503	7,606	30,404	36,202
Product revenue, net	17,541	-	31,669	-
License and other	(133)	143	(126)	723
Total revenues	66,492	178,058	244,301	590,448
Cost of product revenue	4,065	-	4,065	-
Amortization of intangible assets	6,014	-	12,028	-
General and administrative expenses	12,597	12,545	39,790	36,090
Sales and marketing	527	-	538	-
Research and development	1,887	-	3,820	-
Change in fair value of anniversary payment and contingent consideration	(5,799)	-	(3,716)	-
Asset impairment loss	3,735	-	3,735	-
Acquisition-related costs	59	-	3,564	-
Loss on extinguishment of notes receivable	51,075	3,979	51,075	3,979
Total operating expenses	74,160	16,524	114,899	40,069
Operating income	(7,668)	161,534	129,402	550,379
Interest and other income, net	184	74	588	368
Interest expense	(4,743)	(5,349)	(18,267)	(27,059)
Loss on extinguishment of debt	(2,353)	6,450	(2,353)	6,450
Income before income taxes	(14,580)	162,709	109,370	530,138
Income tax expense	(4,300)	62,135	45,711	197,343
Net income	(10,280)	100,574	63,659	332,795
Less: Net income attributable to noncontrolling interests	56	-	53	-
Net income attributable to PDL's shareholders	$ (10,336)	$ 100,574	$ 63,606	$ 332,795
Net income per share - Basic	$ (0.06)	$ 0.61	$ 0.39	$ 2.04
Net income per share - Diluted	$ (0.06)	$ 0.61	$ 0.39	$ 2.03

PDL

Fourth Quarter 2016 Financials

Condensed consolidated balance sheet (unaudited)	**December 31, 2016**		**December 31, 2015**
Cash, cash equivalents and investments	$ 242,141	(1)	$ 220,352
Total notes receivable	$ 270,950		$ 364,905
Total royalty rights - at fair value	$ 402,318		$ 399,204
Total assets	$ 1,215,387		$ 1,012,205
Total term loan payable	$ -		$ 24,966
Convertible notes payable	$ 232,443		$ 228,862
Total stockholders' equity	$ 755,423		$ 695,952

(1) Includes $75MM certificate of deposit restricted until August 2017.

PDL

PDL Debt

- **2018 4.00% Convertible Notes**
  - $126 million due in February 2018.
  - Current conversion price per share is $9.17.
- **2021 2.75% Convertible Notes**
  - $150 million due in December 2021.
  - Initial conversion price is $3.81.
  - Capped call transaction to offset potential dilution subject to a cap of $4.88.
  - Used approximately $121.5 million of proceeds to repurchase and retire $120.0 million of 2018 4.00% Notes plus $1.5 million of accrued interest.

PDL

Conclusion

Investment Highlights

- Tekturna and Tekturna HCT are important products for treatment of hypertension with differentiated mechanism of action and potential upside in revenues if promoted appropriately.
- Noden expected to be a tax efficient platform for additional spec pharma products.
- 16 royalty and debt deals with 11 on-going and 5 completed.
- Team with demonstrated ability to identify assets and conclude transactions on reasonable terms that will support efforts to add products to Noden.

PDL